UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 29, 2004

LSB BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One LSB Plaza, Lexington, North Carolina	27292
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 248-6500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

     On April 21, 2004, the shareholders of LSB Bancshares, Inc. (the “Company”) approved the Company’s Comprehensive Equity Compensation Plan for Directors and Employees (the “Plan”), a copy of which is included as Appendix VI to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2004 (SEC File No. 000-11448).

     On December 29, 2004, the Stock Option and Compensation Committee of the Company’s Board of Directors approved a form of director fee deferral agreement (the “Form Director Fee Deferral Agreement”). The Company intends to use this agreement (completed as applicable) as a mechanism for awarding deferred stock units pursuant to the Plan to directors who defer receipt of all or a portion of their quarterly director retainers and/or regular director meeting fees. The Form Director Fee Deferral Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c) Exhibits.

     10.1      Form Director Fee Deferral Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC.

Dated: December 29, 2004	By:	/s/ Robert F. Lowe

Robert F. Lowe,
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form Director Fee Deferral Agreement

4